Exhibit 10.2

EXECUTION VERSION

LICENSE AGREEMENT

This LICENSE AGREEMENT (this “Agreement”) is entered into as of                   , 2008 by and between DMRC Corporation, a Delaware corporation, and its Affiliates (“DMRC”), and L-1 Identity Solutions Operating Company, a Delaware corporation, and its Affiliates (the “Company”).

RECITALS

WHEREAS, L-1 Identity Solutions, Inc., a Delaware Corporation (“L-1 Identity Solutions”), Dolomite Acquisition Co., a Delaware corporation and wholly-owned subsidiary of L-1 Identity Solutions and Digimarc Corporation, a Delaware corporation (“Digimarc Corporation”), are parties to that certain Amended and Restated Agreement and Plan of Merger, dated as of June 29, 2008 (the “Merger Agreement”), pursuant to which, among other things, Digimarc Corporation will become a wholly-owned subsidiary of L-1 Identity Solutions;

WHEREAS, as contemplated by the Merger Agreement, Digimarc Corporation, DMRC and DMRC LLC, a Delaware limited liability company and wholly-owned subsidiary of Digimarc Corporation (“DMRC LLC”) are parties to that certain Separation Agreement, dated as of                             , 2008 (the “Separation Agreement”), in accordance with which, among other things, Digimarc Corporation is transferring or causing to be transferred to DMRC LLC or a DMRC Subsidiary (as defined in the Separation Agreement) certain assets as of the Distribution Date (as defined in the Separation Agreement);

WHEREAS, following the Distribution (as defined in the Separation Agreement), DMRC LLC will merge with and into DMRC pursuant to the DMRC Merger Agreement (as defined in the Separation Agreement);

WHEREAS, as contemplated by the Merger Agreement and in connection with the Separation Agreement and the Restructuring (as defined in the Merger Agreement), the Company desires certain licenses to the DMRC Patents, the IDMarc Software and the Digimarc Marks (each as defined below), and DMRC desires to grant such licenses to the Company on the terms and conditions set forth below; and

WHEREAS, as contemplated by the Merger Agreement and in connection with the Separation Agreement and the Restructuring, DMRC desires a certain license to the Company Patents (as defined below), and the Company desires to grant such license to DMRC on the terms and conditions set forth below.

NOW, THEREFORE, in consideration of the mutual promises contained herein and in the Merger Agreement, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by the Company and DMRC, the Company and DMRC agree as follows:

1.             DEFINITIONS

1.1           “Acceptance Time” shall have the meaning set forth in the Merger Agreement.

1.2           “Affiliate” means, as to any Person, any other Person that, directly or indirectly, controls, or is controlled by, or is under common control with, such Person.  For this purpose, “control” (including, without limitation, with its correlative meanings, “controlled by,” and “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of management or policies of a Person, whether through the ownership of securities or partnership or other ownership interests, by contract or otherwise.

1.3           “Company Patents” means all: (a) U.S. and foreign patents and patent applications owned by Digimarc Corporation as of the Acceptance Time, including, without limitation, the patents and patent applications set forth on Schedule A attached hereto; (b) continuations, continuations-in-part (but only to the extent of any claims therein that are entitled to claim priority from any of the foregoing in subclause (a) above), divisionals, provisionals, substitutes, reissues, re-examinations, extensions or renewals of any of the foregoing in subclause (a) above, and all patents issuing from any of the foregoing in this subclause (b); and (c) foreign patents or patent applications that are entitled to claim priority from any patent or patent application in subclause (a) above.

1.4           “Digimarc Marks” means the Marks set forth on Schedule B attached hereto and all applications, registrations, renewals and extensions therefor.

1.5           “Digital Watermarking Field” means digital watermarking, media fingerprinting (pattern recognition but not including any biometric identifiers), digital rights management and other media management approaches.

1.6           “DMRC Digital Watermarking Platform” means DMRC’s proprietary digital watermarking platform.

1.7           “DMRC Patents” means all: (a) U.S. and foreign patents and patent applications  owned by DMRC as of the Acceptance Time, including, without limitation, the patents and patent applications set forth on Schedule E-H attached hereto; (b) continuations, continuations-in-part (but only to the extent of any claims therein that are entitled to claim priority from any of the foregoing in subclause (a) above), divisionals, provisionals, substitutes, reissues, re-examinations, extensions or renewals of any of the foregoing in subclause (a) above, and all patents issuing from any of the foregoing in this subclause (b); and (c) foreign patents or patent applications that are entitled to claim priority from any patent or patent application in subclause (a) above.

1.8           “IDMarc Software” means (a) the software application product in object code format set forth on Schedule C attached hereto and documentation related thereto, as such software application product in object code format and documentation exist as of the Acceptance Time and (b) all bug fixes and workarounds to errors in such application product created or developed by or for DMRC in connection with the training and technical assistance to be provided by DMRC to the Company pursuant to Section 2.2(c) below.

1.9           “IDMarc Source Code” means the source code of the IDMarc Software and documentation related thereto, as such source code and documentation exist as of the Acceptance

Time.  For the avoidance of doubt, IDMarc Source Code does not include the source code of the DMRC Digital Watermarking Platform.

1.10         “Person” means an individual, a corporation, a limited liability company, a partnership, an association, a trust or any other entity, including, without limitation, a governmental authority.

1.11         “Prior Agreements” means the agreements set forth on Schedule D hereto, the terms and conditions of which were in effect prior to the date of the Merger Agreement and include a patent license under any of the DMRC Patents within the Secure ID Field, which agreements Digimarc Corporation entered into prior to the date of the Merger Agreement and, in accordance with the Separation Agreement, has assigned to DMRC.  Schedule D includes, to the extent not precluded by confidentiality obligations to a third party, the scope of the licenses granted by Digimarc Corporation in each such agreement with respect to any DMRC Patents, IDMarc Software and/or IDMarc Source Code and the expiration date of each such license.

1.12         “Secure ID Field” means domestic or international: driver licenses, passports, national, federal, state or local government identity cards and any other national, federal, state or local government issued credentials.

2.             LICENSE GRANTS TO THE COMPANY

2.1           License to DMRC Patents.  Subject to the terms and conditions of this Agreement, DMRC grants to the Company, under the DMRC Patents, a worldwide, fully paid-up, royalty-free, perpetual, irrevocable license to make, have made, develop, have developed, use, have used, sell, have sold, offer to sell, have offered to sell, import, have imported, export, have exported and otherwise exploit and have exploited any products and services, and practice and have practiced any method, solely within the Secure ID Field.

The foregoing license granted in this Section 2.1 is exclusive for a period of five (5) years from the Acceptance Time, except to the extent of, and during the duration of, any license under any of the DMRC Patents granted by Digimarc Corporation to a third party under any Prior Agreement, which license includes the right for such third party to exercise such license within the Secure ID Field. After such five (5) year period, this license shall become non-exclusive.

The foregoing license granted in this Section 2.1 is sublicensable on a standalone basis without DMRC’s prior written consent.

2.2           IDMarc Software.

(a)           License.  Subject to the terms and conditions of this Agreement, DMRC grants to the Company, under DMRC’s rights in the IDMarc Software, a worldwide, fully paid-up, royalty-free, perpetual, irrevocable license to:

(i)            use, have used, reproduce, have reproduced, perform, have performed, display, have displayed and otherwise exploit and have exploited the IDMarc Software in object code format in the Secure ID Field;

(ii)           use, have used and reproduce and have reproduced the IDMarc Source Code in connection with the Company’s exercise of the license granted in the foregoing clause (i) of this Section 2.2(a) in the Secure ID Field;

(iii)          modify and have modified, and create and have created derivative works of, the IDMarc Source Code in connection with the Company’s exercise of the license granted in the foregoing clause (i) of this Section 2.2(a) in the Secure ID Field (“IDMarc Derivative Works”); and

(iv)          use, have used, reproduce, have reproduced, perform, have performed, display, have displayed and otherwise exploit and have exploited IDMarc Derivative Works in the Secure ID Field.

The foregoing license granted in this Section 2.2(a) is exclusive.

The license rights granted in the foregoing subclauses (i) and (iv) in this Section 2.2(a) are sublicensable through multiple tiers of sublicensees without DMRC’s consent.

The Company may not grant any sublicenses under the license rights granted in the foregoing subclauses (ii) or (iii) in this Section 2.2(a) without DMRC’s prior written consent.

(b)           Delivery.  Within ten (10) business days after the Acceptance Time, DMRC shall deliver to the Company, in a format and manner mutually agreed upon by both parties in writing, a complete and accurate copy of (i) the IDMarc Software in object code format (and documentation therefor) and (ii) the IDMarc Source Code (and documentation therefor).

(c)           Training and Technical Assistance.  DMRC shall provide to the Company reasonable training and technical assistance sufficient to enable the Company to use and market the IDMarc Software and IDMarc Source Code.

(d)           Service Terms and Conditions.  DMRC and the Company agree that any maintenance and support services by DMRC with respect to the IDMarc Software, any customization services by DMRC related to the IDMarc Software, IDMarc Source Code and/or DMRC Digital Watermarking Platform, any other services by DMRC related to the IDMarc Software, IDMarc Source Code and/or DMRC Digital Watermarking Platform (other than the training and technical assistance to be provided by DMRC to the Company pursuant to Section 2.2(c) above), and any research, development, engineering, quality assurance, preparing, obtaining and maintaining jointly owned patents, project management, reporting, and such other services or activities as the parties may mutually agree shall be provided by DMRC in accordance with this Agreement and the Service Terms and Conditions attached hereto as Schedule I (“Service Terms and Conditions”).

2.3           License to Digimarc Marks.  Subject to the terms and conditions of this Agreement, DMRC grants to the Company under DMRC’s rights in the Digimarc Marks, a non-exclusive, worldwide, fully paid-up, royalty-free, irrevocable, non-sublicensable license to use and have used the Digimarc Marks in the Secure ID Field for a period of one (1) year after the Acceptance Time (or such longer period of time as the parties may mutually agree in writing);

except that  the Company shall have no obligation to remove, terminate, decommission or otherwise cease, desist or retract usage of any of the Digimarc Marks that are associated with any data, documents, hardware, software, products or services directly or indirectly manufactured, sold, licensed, distributed or otherwise exploited by Digimarc Corporation or any representative of Digimarc Corporation prior to the Acceptance Time.

Although the foregoing license in this Section 2.3 is for a period of one (1) year, the parties agree that such license is a transition license and that the Company will use good faith efforts to stop using the Digimarc Marks as soon as reasonably practical after the Acceptance Time.

Any use of the Digimarc Marks by the Company under the license granted in this Section 2.3 will be in substantially the same manner as the use of the Digimarc Marks immediately prior to the Acceptance Time, unless otherwise agreed by the Company and DMRC in writing.  The Company will maintain the quality of the products and services offered under the Digimarc Marks at least at the level of quality of Digimarc Corporation’s products and services in the Secure ID Field immediately prior to the Acceptance Time.

Any goodwill arising out of or relating to the Company’s use of the Digimarc Marks shall inure to the sole benefit of DMRC.  The Company shall execute any documents reasonably requested by DMRC to evidence DMRC’s ownership of such Digimarc Marks on DMRC’s request.

2.4           Reservation of Rights by DMRC.  All rights not expressly granted by DMRC to the Company in this Article 2 or in any Statement of Work under the Service Terms and Conditions are reserved by DMRC.  Without limiting the generality of the foregoing sentence, the Company acknowledges and agrees that nothing in this Agreement shall be construed or interpreted as a grant, by implication or otherwise, of any license to the Company other than the licenses set forth in Section 2.1, Section 2.2(a) and Section 2.3 above and any licenses set forth in any Statement of Work.

3.             LICENSE GRANT TO DMRC

3.1           License to Company Patents.  Subject to the terms and conditions of this Agreement, the Company grants to DMRC, under the Company Patents, a worldwide, fully paid-up, royalty-free, perpetual, irrevocable license to make, have made, develop, have developed, use, have used, sell, have sold, offer to sell, have offered to sell, import, have imported, export, have exported and otherwise exploit and have exploited any products and services, and practice and have practiced any method, solely within the Digital Watermarking Field.

Subject to the following paragraph in this Section 3.1, the foregoing license granted in this Section 3.1 is sublicensable on a standalone basis without the Company’s prior written consent.

During the five (5)-year period immediately following the Acceptance Time: (a) DMRC shall include in any standalone patent license agreement pursuant to which DMRC grants any third party a patent license under any of the DMRC Patents and/or a patent sublicense under any of the Company Patents specific language to the effect that such license and/or sublicense, as the case may be, does not grant such third party any express or implied patent rights in the Secure ID Field; and (b) DMRC’s right to grant sublicenses on a standalone basis is subject to Section 4.10 (Non-Competition and Non-Solicitation) of the Separation Agreement.

3.2           Reservation of Rights by the Company.  All rights not expressly granted by the Company to DMRC in this Article 3 are reserved by the Company.  Without limiting the generality of the foregoing sentence, DMRC acknowledges and agrees that nothing in this Agreement shall be construed or interpreted as a grant, by implication or otherwise, of any license to DMRC other than the license set forth in Section 3.1 above.

4.             OWNERSHIP

4.1           Ownership by DMRC.  As between the parties, subject to the licenses granted by DMRC to the Company under Section 2.1, Section 2.2(a) and Section 2.3 above, DMRC retains and owns all right, title and interest in and to the DMRC Patents, IDMarc Software, IDMarc Source Code, DMRC Digital Watermarking Platform and Digimarc Marks.

4.2           Ownership by the Company.  As between the parties, subject to the license granted by the Company to DMRC under Section 3.1 above, the Company retains and owns all right, title and interest in and to all (a) Company Patents and (b) IDMarc Derivative Works (subject to DMRC’s ownership of the underlying original IDMarc Software and IDMarc Source Code as set forth in Section 4.1 above).

5.             PROSECUTION AND MAINTENANCE; ENFORCEMENT

5.1           Prosecution and Maintenance.

(a)           Prosecution and Maintenance of the DMRC Patents.  As between the parties, DMRC shall be responsible for filing, prosecuting and maintaining the DMRC Patents, at its sole expense and discretion.  The parties acknowledge and agree that DMRC shall not be obligated to prosecute or maintain any patent or patent application included in the DMRC Patents.

(b)           Prosecution and Maintenance of the Company Patents.  As between the parties, the Company shall be responsible for filing, prosecuting and maintaining the Company Patents, at its sole cost and discretion.  The parties acknowledge and agree that the Company shall not be obligated to prosecute or maintain any patent or patent application included in the Company Patents.

5.2           Third Party Infringement; Enforcement.  Each party shall reasonably promptly notify the other party in writing of any actual or reasonably suspected infringement of which such party becomes aware of (a) any DMRC Patent or the IDMarc Software by a third party in the Secure ID Field or (b) any Company Patent by a third party in the Digital Watermarking Field.  Nothing in this Agreement or otherwise shall obligate either party to police the DMRC Patents, Company Patents or IDMarc Software or otherwise attempt to discover or investigate any third party infringement thereof.  The parties agree to discuss in good faith the possible resolution or abatement of any such infringement of any DMRC Patent or the IDMarc Software in the Secure ID Field or any Company Patent in the Digital Watermarking Field; provided, however, that (i) DMRC shall not be obligated to take any action against any third party with respect to any actual or alleged infringement of any DMRC Patent or the IDMarc Software, which action, if taken at all, shall be in DMRC’s sole discretion and (ii) the Company shall not be obligated to take any action against any third party with respect to any actual or alleged infringement of any Company Patent, which action, if taken at all, shall be in the Company’s sole discretion.

6.             TERM

6.1           Term.  This Agreement shall become effective at the Acceptance Time and shall continue in full force and effect in perpetuity, except that:

(a)           the license granted by DMRC in Section 2.1 above with respect to the DMRC Patents shall terminate upon the expiration of the last-to-expire of the DMRC Patents;

(b)           the license granted by DMRC in Section 2.3 above with respect to the Digimarc Marks shall terminate one (1) year (or such longer period of time as the parties may mutually agree in writing) after the Acceptance Time, except as otherwise expressly set forth in Section 2.3; and

(c)           the license granted by the Company in Section 3.1 above with respect to the Company Patents shall terminate upon the expiration of the last-to-expire of the Company Patents.

7.             WARRANTY DISCLAIMER

AS BETWEEN THE COMPANY AND DMRC, (A) NEITHER THE COMPANY NOR DMRC MAKES ANY REPRESENTATION OR WARRANTY OF ANY KIND WITH RESPECT TO ANY SUBJECT MATTER OF THIS AGREEMENT (INCLUDING, WITHOUT LIMITATION, THE COMPANY PATENTS (IN THE CASE OF THE COMPANY) OR THE DMRC PATENTS, THE IDMARC SOFTWARE, THE IDMARC SOURCE CODE, THE DMRC DIGITAL WATERMARKING PLATFORM OR THE DIGIMARC MARKS (IN THE CASE OF DMRC)), (B) THE COMPANY SPECIFICALLY DISCLAIMS ANY EXPRESS OR IMPLIED WARRANTIES OF NON-INFRINGEMENT, MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE WITH RESPECT TO THE COMPANY PATENTS AND (C) DMRC SPECIFICALLY DISCLAIMS ANY EXPRESS OR IMPLIED WARRANTIES OF NON-INFRINGEMENT, MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE WITH RESPECT TO THE DMRC PATENTS, THE IDMARC SOFTWARE, THE IDMARC SOURCE CODE, THE DMRC DIGITAL WATERMARKING PLATFORM OR THE DIGIMARC MARKS.

8.             LIMITATION OF LIABILITY

NOTWITHSTANDING ANYTHING ELSE IN THIS AGREEMENT OR OTHERWISE, IN NO EVENT SHALL THE COMPANY OR DMRC BE LIABLE WITH RESPECT TO ANY SUBJECT MATTER OF THIS AGREEMENT UNDER ANY CONTRACT, NEGLIGENCE, STRICT LIABILITY OR OTHER LEGAL OR EQUITABLE THEORY FOR ANY (A) CONSEQUENTIAL, INDIRECT, INCIDENTAL OR SPECIAL DAMAGES OR (B) LOST PROFITS OR LOST BUSINESS, EVEN IF THE REMEDIES PROVIDED FOR IN THIS AGREEMENT FAIL OF THEIR ESSENTIAL PURPOSE AND EVEN IF EITHER PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

9.             CONFIDENTIALITY

9.1           Confidential Information.  “Confidential Information” means any confidential or proprietary information of a party, including, without limitation, know-how, trade secrets, algorithms, source code, specifications, methods of processing, manufacture and production, techniques, research, development, inventions (whether or not patentable or reduced or practice), ideas, concepts, drawings and schematics.  Without limiting the generality of the foregoing, the parties acknowledge and agree that (a) the unpublished patent applications included in the DMRC Patents and the IDMarc Source Code are Confidential Information of DMRC and (b) the unpublished patent applications included in the Company Patents and the IDMarc Derivative Works are Confidential Information of the Company.

9.2           Confidentiality Obligations.  Each party (the “Receiving Party”) that receives or otherwise obtains Confidential Information of the other party (the “Disclosing Party”) agrees to (a) keep the Disclosing Party’s Confidential Information confidential and not disclose or make available any of the Disclosing Party’s Confidential Information to any third party without the prior written consent of the Disclosing Party (except in accordance with clause (d) or clause (e) below in this Section 9.2), (b) use the Disclosing Party’s Confidential Information only as necessary to perform its obligations and exercise its rights under this Agreement, (c) use at least the same degree of care in keeping the Disclosing Party’s Confidential Information confidential as it uses for its own Confidential Information of a similar nature (but in no event less than a reasonable degree of care), (d) limit access to the Disclosing Party’s Confidential Information to the Receiving Party’s Affiliates and authorized sublicensees who have a need to access or know such Confidential Information for the purpose of exercising such Affiliate’s or sublicensee’s rights under this Agreement or the applicable sublicenses, as the case may be, provided that such Affiliate or sublicensee is bound in writing to confidentiality obligations at least as protective of the Confidential Information of the Disclosing Party as the confidentiality provisions of this Agreement, and (e) limit access to the Disclosing Party’s Confidential Information to its employees and contractors, and cause each of its Affiliates and sublicensees to limit access to the Receiving Party’s Confidential Information to its respective employees and contractors, who have a need to access or know such Confidential Information for the purpose of the Receiving Party, such Affiliate or such sublicensee to exercise its rights under this Agreement or the applicable sublicense, as the case may be, provided that such employees and contractors are bound in writing to confidentiality obligations at least as protective of the Confidential Information of the Disclosing Party as the confidentiality provisions of this Agreement.  Except as otherwise expressly provided in this Agreement, nothing in this Agreement is intended to grant to a party any rights in or to any Confidential Information of the other party.

9.3           Exceptions.  The Receiving Party shall not be obligated under Section 9.2 above with respect to any information the Receiving Party can document (a) is or, through no improper action or inaction by the Receiving Party or any Affiliate, employee, consultant or advisor of the Receiving Party, becomes generally available and known to the public, (b) was rightfully in its possession or known by it without any obligation of confidentiality prior to receipt from the Disclosing Party, (c) was rightfully disclosed to it without restriction by a third party that, to the Receiving Party’s knowledge, was authorized to make such disclosure, (d) was independently developed by the Receiving Party without the use of or reference to any Confidential Information of the Disclosing Party or (e) is disclosed by the Disclosing Party to a third party without restriction on such third party’s rights to disclose or use the same.  Notwithstanding the foregoing in this Section 9.3, all Confidential Information of Digimarc Corporation existing prior to the Acceptance Time and transferred by Digimarc Corporation to DMRC in accordance with the Separation Agreement shall, for the purpose of this Agreement, be deemed the Confidential Information of DMRC, and the exceptions in clause (b) and clause (d) in this Section 9.3 above will not be applicable thereto.

9.4           Disclosure Required by Law.  In the event the Receiving Party is requested or required by law, regulation or judicial process to disclose any Confidential Information of the Disclosing Party, the Receiving Party shall provide reasonable advance written notice to the Disclosing Party of any such request or requirement so that the Disclosing Party may seek confidential treatment of such Confidential Information prior to its disclosure (whether through protective orders or otherwise).  If, in the absence of a protective order, other confidential treatment or waiver under this Agreement, the Receiving Party is advised by its legal counsel that such Receiving Party is legally required to disclose such Confidential Information, the Receiving Party may disclose such Confidential Information without liability under this Agreement, provided that the Receiving Party exercises commercially reasonable efforts to obtain reliable assurances that confidential treatment will be accorded any such Confidential Information prior to its disclosure and discloses only the minimum amount of such Confidential Information necessary to comply with such legal requirements.

10.          MISCELLANEOUS

10.1         Assignment.  Except as set forth in any other Transaction Agreement (as defined in the Separation Agreement), neither this Agreement nor any of the rights, interests or obligations under this Agreement will be assigned, in whole or in part, by operation of Law (as defined in the Merger Agreement) or otherwise, by either of the parties without the prior written consent of the other party, except (a) for assignments in connection with the acquisition of beneficial ownership of fifty percent (50%) or more of the voting securities of such party, including by way of merger or any other business combination, or the sale of all or substantially all assets of such party, and (b) that either party may assign any or all of its rights, interests or obligations under this Agreement to any one or more of its direct or indirect wholly owned Subsidiaries (as defined in the Merger Agreement) or DMRC Subsidiaries (as defined in the Separation Agreement); provided that no such assignment will relieve the assigning party from any of its obligations under this Agreement.  Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of, and be enforceable by the Company and DMRC and their respective successors and assigns.

10.2         Governing Law.  This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, applicable to contracts executed in and to be performed entirely within that State.

10.3         Amendment.  Except as otherwise permitted herein, this Agreement and its provisions may be amended, supplemented, changed, discharged, modified or terminated only by a writing signed by both parties hereto.

10.4         Waiver.  No waiver of any provision of this Agreement shall be effective unless made in writing and signed by both of the parties hereto.  The waiver by either party of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any preceding or succeeding breach, and no failure by either party to exercise any right or privilege hereunder shall be deemed a waiver of such party’s rights or privileges hereunder or shall be deemed a waiver of such party’s rights to exercise the same at any subsequent time or times hereunder.

10.5         Notices.  All notices, requests and other communications to a party hereunder shall be in writing and shall be deemed given if delivered personally, facsimiled (which is confirmed), sent by email (with a return receipt) or sent by overnight courier (providing proof of delivery) to the parties at the following addresses:

If to the Company, to:

L-1 Identity Solutions Operating Company

c/o L-1 Identity Solutions, Inc.

177 Broad Street

Stamford, CT 06901

Attention: Mark Molina

Facsimile: (203) 504-1104

E-mail: mmolina@L1ID.com

with copies (which shall not constitute notice) to:

Weil, Gotshal & Manges LLP

767 Fifth Avenue

New York, NY 10153

Attention: Marita A. Makinen

Facsimile: (212) 310-8007

E-mail: marita.makinen@weil.com

and

Weil, Gotshal & Manges LLP

201 Redwood Shores Parkway

Redwood Shores, CA 94065

Attention: Kyle C. Krpata

Facsimile: (802) 650-3100

E-mail: kyle.krpata@weil.com

If to DMRC, to:

DMRC Corporation

9405 SW Gemini Drive

Beaverton, OR 97008

Attention: Robert Chamness, Secretary and Chief Legal Officer

Facsimile: (503) 469-4771

E-mail: Robert.Chamness@Company.com

or such other address or facsimile number as either party may hereafter specify by like notice to the other party hereto.  All such notices, requests and other communications shall be deemed received on the date of receipt by the recipient thereof if received prior to 5:00 pm in the place of receipt and such day is a business day in the place of receipt.  Otherwise, any such notice, request or communication shall be deemed not to have been received until the next succeeding business day in the place of receipt.

10.6         Entire Agreement; Third-Party Beneficiaries.  This Agreement (including the Schedules hereto and other agreements referred to herein) (a) constitutes the entire agreement, and supersedes all other prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof and (b) except as expressly set forth in this Agreement, is not intended to and shall not confer upon any person or entity other than the parties hereto any rights or remedies hereunder.

10.7         Independent Contractor.  Each party hereto is acting as, and shall be considered, an independent contractor, and no relationship of partnership, joint venture, employment, franchise, agency or similar arrangement is being created pursuant to or by virtue of this Agreement.

10.8         No Authority to Bind Other Party.  In no event shall either party have any authority to negotiate or enter into any contract or commitment for or on behalf of, or in the name of, the other party, or otherwise possess any authority to bind such other party in matters of contract, indebtedness or otherwise, without the prior written approval in each instance of such other party.  Neither party shall represent itself as having any such authority, express or implied, from the other party.

10.9         Severability.  If any term or other provision of this Agreement is determined by a court of competent jurisdiction to be invalid, illegal or incapable of being enforced by any rule of law or public policy, all other terms, provisions and conditions of this Agreement shall nevertheless remain in full force and effect.  Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by applicable law in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.

10.10       Remedies Cumulative.  The rights and remedies available under this Agreement or otherwise available shall be cumulative of all other rights and remedies and may be exercised successively.

10.11       Counterparts.  This Agreement may be executed in counterparts, each of which shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

10.12       Headings.  The headings in this Agreement are for convenience of reference only and shall not affect or be utilized in construing or interpreting this Agreement.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the date first above written.

L-1 IDENTITY SOLUTIONS
OPERATING COMPANY

By:
Name:
Title:

DMRC CORPORATION

By:
Name:
Title: